CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on U.S. Global Investors Funds (comprising, respectively, U.S. Treasuries Securities Cash Fund, U.S. Government Securities Savings Fund, Near-Term Tax Free Fund, Tax Free Fund, Equity Income Fund, All American Equity Fund, Real Estate Fund, China Region Opportunity Fund, Global Resources Fund, World Gold Fund, Gold Shares Fund) dated August 11, 2000 (and to all references to our
Firm) included in or made part of Post-Effective Amendment No. 87 to Registration Statement File Nos. 02-35439 and 811-1800.


                                        /s/ Arthur Andersen LLP


                                        ARTHUR ANDERSEN LLP

Boston, Massachusetts
October 26, 2000